Exhibit 99.2

CORPORATE PARTICIPANTS

Bob Gargus

Applied Micro Circuits Corporation - SVP and CFO

Paramesh Gopi

Applied Micro Circuits Corporation - President and CEO

CONFERENCE CALL PARTICIPANTS

Ambrish Srivastava

BMO Capital Markets - Analyst

Patrick Wang

Evercore Partners - Analyst

Christian Schwab

Craig-Hallum Capital Group. - Analyst

Rick Schafer

Oppenheimer & Co. - Analyst

Brian Thonn

Kingdom Ridge Capital - Investor

Sandy Harrison

Wunderlich Securities - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the conference call to discuss the Veloce acquisition and the fourth quarter 2012 financial outlook. My name is Melanie and I will be your coordinator today. At this time all participants are in a listen only mode.

(Operator Instructions)

As a reminder, this conference call is being recorded for replay purposes. I would now like to turn the call over to Mr. Bob Gargus, Vice President and Chief Financial Officer.

Bob Gargus - Applied Micro Circuits Corporation - SVP and CFO

Good afternoon, everyone, and thank you for joining today’s conference call. On the call with me is Dr. Paramesh Gopi, our President and CEO. Before turning the call over to Paramesh, I want to remind you that forward-looking statements discussed on this call are based on the limited information available to us today. That information is likely to change. These forward-looking statements are only predictions based on current information and expectations and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statements.

Also before I turn the call over to Paramesh, I wanted to point out that we did an 8-K related to the Veloce acquisition. We also did a press release about a miss in revenue for the quarter. The miss in revenue for the quarter was not material enough that we would have normally have done a press release. We would have normally done it with our normal earnings call. In this case, we didn’t want any investor to perhaps purchase the stock on the positive news of Veloce and then be disappointed later on to find out there was a miss in revenue. We thought it was the fair and appropriate thing to make sure that both sets of news were out there. With that, let me turn the call over to Paramesh, Paramesh?.

Paramesh Gopi - Applied Micro Circuits Corporation - President and CEO

Thanks, Bob, and good afternoon, everyone. We previously disclosed to all of you that we had created a captive, directive, spin-in entity called Veloce Technologies. We are very pleased to announce that we have reached a definitive agreement to spin-in this critical asset. The purpose of this conference call is to explain the significance of this transaction and its expected impact to our financial statements going forward. We will have Q&A at the end. Some context first.

In 2010, we, at APM, began an important strategic initiative with a primary goal of expanding our Company’s addressable market and thereby setting a trajectory for a different growth profile. The key part of the strategy was to provide a disruptive set of products that span the data center market. The critical part of which was a unique high-performance 64-bit ARM v8 core and its associated scalable multi-core interconnect. In order to achieve this, we partnered with Veloce Technologies. The partnership to form a directed spin-in of specific milestones that would enable us to launch multiple generations of products.

Veloce comprises a world-class processor team that has a proven track record of delivering industry changing processors and high-performance interconnect technologies that are vital to our overall data center strategy. And in particular to the emerging high-growth cloud and next-generation enterprise data center markets. The initial consideration to be paid in connection with the spin-in is roughly $60.4 million, which represents a portion of the final Veloce spin-in value which could reach up to $135 million. It must be noted that this directed spin-in’s final value will directly relate to the significant contributions that Veloce will make to APM’s cloud server processor road map. Bob will cover financials later in this discussion.

Why now?

Since we launched our X-Gene product family and demonstrated the world’s first 64-bit ARM server platform running Linux last October, we have received phenomenal customer and ecosystem traction. The overall excitement level, market acceptance for X-Gene and the significant opportunity map that has become increasingly clear to us were all factors that convinced us that we should act now to mitigate any execution risk.

By one; securing the Veloce team and aligning the APM and Veloce teams to combine our technology leadership into market and product leadership spanning multiple product generations;

two, streamline the execution process to maximize the productivity of the combined teams. With that, let me turn the call over to Bob, Bob?

Bob Gargus - Applied Micro Circuits Corporation - SVP and CFO

Thank you, Paramesh. What is the impact to the financials?. First, everyone must recognize that the spin-in is at a preliminary valuation of $60.4 million. APM has not finalized the vehicle for payment but it is our intent to use a combination of equity and cash, with the equity portion being aimed at further aligning Veloce personnel to our overall corporate vision and goals. While the actual split is not fixed, it is our thought to keep the resulting dilution to less than 10%. The actual terms of the deal call for the share price used to be calculated on the closing price for the 10 days prior to the closing, which is anticipated to be in the second half of May.

I would like to point out that approximately $25 million of the $60.4 million will be paid out at the close and the remainder is tied to a combination of time-based vesting the goes out almost three years and another portion that is related to the completion of milestones, the timing of which is more than a year out in time. The remaining valuation of Veloce spin-in will be determined as performance and other milestones are achieved as specified in our contract. As mentioned earlier, this could add up to an additional $75 million for the cost of the spin-in, but will only be paid if these milestones are achieved. Sort of an earn out if you want to think of it that way. These milestones should be achieved by the end of calendar year 2014 with incentives hopefully put in the place to achieve these milestones even sooner. APM has the ability and its sole discretion to pay for these milestones with cash, equity or any combination thereof. The accounting is still being worked out with our auditors, but it is likely that the payments will be recorded as compensation expense as they are paid out. We will identify and break out these payments separately so our investors can better understand the underlying performance of our base business.

In summary, APM’s partnership with Veloce has now resulted in providing the cornerstone for our overall data center strategy. We’re pleased to have secured this asset for our shareholders. And we will now turn to the consolidation of teams and the synergies we expect to achieve from the integration of the teams. The spin-in of Veloce is an indication of our success to date and our confidence going forward. We will tell you more about our progress here later in the month at our normal scheduled earnings call.

Operator, please provide instructions to our listeners for the queuing process.

QUESTION AND ANSWER

Operator

(Operator Instructions).

Ambrish Srivastava, BMO Capital Markets.

Ambrish Srivastava - BMO Capital Markets - Analyst

Bob, a question on the current business and then I had a few on Veloce. On the underlying business, how does that change the profile that you had laid out for us at the last earnings call for the current fiscal year?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

You are talking about for the full fiscal year or just the fiscal year 2012 that this quarter is the end of?

Ambrish Srivastava - BMO Capital Markets - Analyst

I’m talking fiscal year 2013, so calendar 2012.

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

Fiscal year 2013, I’m not prepared to talk about until we get to the earnings call at the end of the month here. Then we will talk more about that at that point in time because there are a number of things of interest that are in play and we hope to tie those things down a little bit more before we can talk to them.

Ambrish Srivastava - BMO Capital Markets - Analyst

Then onto Veloce, either for you or Paramesh. What did the development milestones change to? What was the reason – and Paramesh you talked about it a little bit – did you have any loss of key personnel from Veloce which was one of the reasons that you guys felt you had to do it now?

Paramesh Gopi - Applied Micro Circuits Corporation - President and CEO

No, actually I think we had zero loss from any of the Veloce Team. As we near products and we see a lot of, I will call it, tangible opportunities on the landscape materializing. It has become critical for us, especially with the FPGA platforms and the drops that are scheduled as we mentioned to you over the next two to three quarters, a much tighter integration is absolutely critical as we move forward to essentially making sure we can deliver multi-generational product roadmap to our customers. More than anything else, I would say that the market for this is now fully legitimized as has been evidenced by other events in the space, especially the cloud server space. I think from our perspective, we needed to make sure that we secure our asset, number one. Number two, make sure that there is very tight integration as we are now going to have to commit to multiple generations of products to our key customers.

Ambrish Srivastava - BMO Capital Markets - Analyst

Tied to the customer input, how much of that was a factor in pulling in the spin-in? You talked a little bit about the recent developments. Can you just provide your perspective on the SeaMicro acquisition? What would APM’s approach be, especially around the fabric?

Paramesh Gopi - Applied Micro Circuits Corporation - President and CEO

I think it is very rare that we come to a market which is, I will call it, emerging. We are at the cusp of the emergence. When we are dealing with very large customers, large opportunity maps, it is prudent for us to make sure that we are a) listening to our customers, and b) as you know, any type of server platform becomes a very critical element in a customer’s decision matrix to launch a service.

As we move into the legitimized cloud server markets for the ARM ISA, it is becoming increasing clear that the dependence on early drops, for instance to run Web server benchmarks, for instance to run other types of our, I’ll call it, alpha and beta data center benchmarks on our pre-silicon platform is absolutely critical as people plan for an evaluation and for adoption of this technology. I would say that the underlying pieces is that the MOUs that we have already signed and the commitments that we have already made are now forcing us to make sure that we are tightly integrated to deliver. Very customer driven and very legitimized by the various other pieces of the ecosystem that are also coming together.

To answer the second question, I think the SeaMicro acquisition really set the stage in a large sense to legitimize the entire cloud server space where we are moving more from a traditional server platform to a much more, I will call it, integrated multi-rack unit fabric-based platform. Again, I look at it as a page out of super computing brought to the masses. While we think that the SeaMicro acquisition is a very nice legitimization piece for the entire market, I will also tell you that the focus on us to deliver the pieces that we need to deliver to support this market, which includes the core and the interconnect, is even more.

I think we are fully braced up for the challenge. We are very excited. I think combining the teams at this juncture of the evolution of our Company really ties the Veloce team to APM and makes us one team, both to enjoy the geometric market emergence and the gain for us and for them, especially because the goal is to do this with a preproderance of equity. And really change and write the execution in a geometric fashion as the market evolves.

Operator

Rick Schafer, Oppenheimer.

Rick Schafer - Oppenheimer & Co. - Analyst

Congratulations on the deal. What is the outlook for Veloce revs this calendar year and for 2013? Can you at least loosely frame that out?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

Yes. Veloce is a pure development center for us. They have no revenues. They have been part of our overall ARM 64-bit strategy where we have repeatedly said revenues of any meaningful fashion won’t occur until calendar year 2014. There is a possibility to do some other things in the interim. Again, we probably won’t talk about those until we get to the earnings call and then we will elaborate a little bit more on those.

Rick Schafer - Oppenheimer & Co. - Analyst

What is the headcount at Veloce right now? I assume they are all engineers then if it is really a development business?

Paramesh Gopi - Applied Micro Circuits Corporation - President and CEO

Yes, I think you should size that based on the extent that we have kind of broken out for ARM. This is a very, very high performance processor team and has the commensurate appropriate headcount to drive something like this.

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

Yes and fortunately, the amount we broke out for ARM is both our people and Veloce. I would just say it’s about a 50/50 mix. They have about about the same number of people working on this project as we do in rough terms.

Rick Schafer - Oppenheimer & Co. - Analyst

Will this have any impact on your planned R&D spend this year? Does this impact your ability to spend that $50 million that you talked about this year on X-Gene development?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

No. The only impact this will have is to the extent that I pay some cash towards the acquisition price, I will have a little less interest income. But since you don’t make much on your cash, that’s not going to be a big impact. Obviously to the extent we pay with equity, there will be additional shares outstanding, so there will be some dilution impact. I want to stress for a minute that $25 million goes out the door. If that was all in stock, you would have that as an impact from a dilution point of view. It won’t be all in stock, but just hypothetically. The other $35 million is spread out over about a three-year period. There is no immediate, huge dilution impact that is going to hit in the next 12 months that is going to be of a big size, but there is a commitment to spend the $60.4 million over that period of time.

Rick Schafer - Oppenheimer & Co. - Analyst

It sounds like even that $25 million, that initial payment is going to be more weighted toward equity if I heard Paramesh right.

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

That is correct.

Rick Schafer - Oppenheimer & Co. - Analyst

Since we are talking about cash, it looked like you probably burnt a little bit of cash in the March quarter. I’m curious what your cash balance was pre-deal? I was curious what your cash balance was pre-deal, then what the triggers might be for that additional $75 million payment further down the road? If you could just give us a couple of what the triggers or milestones might be?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

Our cash at the beginning of this quarter was $117 million. Since we have not announced this quarter, the expectation was that we would lose a little bit on the bottom line. I think the Street expectation was $0.08. We have upped that now to $0.10 to $0.12. I would say the cash would go down more in sync with that loss than anything else. We probably have some offsets from an asset management point of view to make that loss a little less than what might otherwise seem. That is the starting point there.

In terms of going forward, a lot of whether we pay with stock or cash is a function of the circumstances. What is the cash position that I have at the time? What is the stock price at the time? The milestones that we have with these guys are very significant milestones that have a big impact to the Company. In some ways, it is advantageous to both sides because it doesn’t get paid out unless it is achieved and if it is achieved, it is worth probably multiples of what we are going to pay out to the Company and to the shareholders.

Operator

Sandy Harrison, Wunderlich.

Sandy Harrison - Wunderlich Securities - Analyst

Are you guys in a position now to talk about who is running the group or whose group this will fall under or any organizational points at this juncture?

Paramesh Gopi - Applied Micro Circuits Corporation - President and CEO

Actually, Veloce is a wholly-owned subsidiary of the Company and we will continue to run it so it has the right entrepreneurial bent and make sure that we do things right because the things we are doing, we were doing just fine before. We don’t intend to mess anything up. Going forward, I think the key is to make sure that the entrepreneurial velocity bleeds more into our side and that is what we have done with it. We are already working with them very closely.

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

In terms of what you we report to you guys, it will all be part of what we call the Processor Group.

Sandy Harrison - Wunderlich Securities - Analyst

Trying to dumb it down to the best way for me to understand it, you guys are just swapping some stock and some futures for the pink slip on something that is basically been running independently and will continue to basically do so? You just own the asset now versus leasing it?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

Yes. Well actually, if you want to go a step further, in the past when we created this, the agreement was from day one that we owned the IP. Day one we paid all their bills, so it has always been in our financial results. The reciprocal of that was that as they met milestones, we would spin them in. All this is doing is following down that track. Not much of anything else has really changed.

Sandy Harrison - Wunderlich Securities - Analyst

The model, like you just previously said to a prior question, the model is not going to change a lot except for maybe cash on the balance sheet and some additional outstanding shares that you had committed would not be more than 10%.

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

Yes, that’s the number.

Sandy Harrison - Wunderlich Securities - Analyst

You will give us a little bit more color but it doesn’t sound there is a whole lot once you guys announce the quarter fully in a couple weeks?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

No. But in a couple of weeks we will tell you more about the markets and what we see happening and a few other things.

Sandy Harrison - Wunderlich Securities - Analyst

Any shots at some of the milestones or some of the goals that you have got for them?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

We won’t disclose what the milestones are because unfortunately, disclosing the milestones tells our competitors exactly what it is we are shooting for. What we can talk about is perhaps more specifics about the interest that we are getting and where that interest is coming from and the success, and the amount of positiveness that we have gotten, both from ecosystem potential partners, as well as real customers that are already wanting to engage with us.

Sandy Harrison - Wunderlich Securities - Analyst

Well that’s really all I have and we will talk to (you) guys in a couple weeks.

Operator

Christian Schwab, Craig-Hallum Capital Group.

Christian Schwab - Craig-Hallum Capital Group - Analyst

On a 64-bit ARM product that we have been talking about for a while, we are going to spend $50 million in research and development dollars on that in 2012, correct?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

That is what we have said previously.

Christian Schwab - Craig-Hallum Capital Group - Analyst

How much have you spent 2010 through 2012 on that?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

We said that the 2012 number was $32 million. And the 2011 number was $18 million, and the year before that was $9 million.

Christian Schwab - Craig-Hallum Capital Group - Analyst

We spent $59 million so far. We are going to spend $60 million more, we’re going to spend $120 million. If they hit their milestones, we’re going to spend another $75 million. Which is $195 million. Is that right?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

Yes.

Christian Schwab - Craig-Hallum Capital Group - Analyst

What is the gross margin of this product going to be?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

The gross margins are projected to be between 60% and 70%. Remember it is a couple billion dollar TAM expansion. Also to put it in perspective, all of the research that we have done of outside functions have indicated that to develop a core from scratch would be a $400 million to $500 million type of investment, minimally, and we are doing that for significantly less.

Christian Schwab - Craig-Hallum Capital Group - Analyst

To get a meaningful return on invested capital, you’re going to need pretty decent market share.

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

The market in this is pretty big. We need to get to where we get a couple hundred million dollars a year in revenue or more, yes. But again, this is projected to add $3.5 billion to $4 billion to our potential TAM. I am not banking on having to get 50% of that. If I got 10% of that or even 5%, it would be pretty game changing to us.

Christian Schwab - Craig-Hallum Capital Group - Analyst

The first time that we will see – when you guys talk about meaningful revenue, everybody on this phone has a different number in mind of what is meaningful. When you guys are talking about a meaningful number in 2014, what would be a disappointment and what would be heroic?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

I think that is too far out in time. I would just say that something in the $20 million to $25 million would not be meaningful given the nature of this product.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Are we going to take any questions on the state of the existing business?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

It depends. You can ask. I’m just going to be real selective about what I will answer but you can ask.

Christian Schwab - Craig-Hallum Capital Group - Analyst

You guys were hopeful that maybe March was going to be the bottom. Is March still the bottom?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

Not actually. In our call, we specifically said that we didn’t think, for example, that OTN would ramp until September. We were one of the guys that was out there further in time whereas a lot of people were saying that they thought things were going to come back in June. We said no, we think it’s a quarter after that.

Christian Schwab - Craig-Hallum Capital Group - Analyst

So the sluggishness continues for another quarter and then improves in the second half would be fair?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

That’s correct. That’s what everybody is saying and that is also what we are seeing at this point in time.

Christian Schwab - Craig-Hallum Capital Group - Analyst

Just doing back of the envelope math, I don’t know if I’ve done it fast enough. With the potential 10% dilution in the near term, what do you believe your breakeven run rate will be coming out the backside of this?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

Well right now I think my breakeven point is around $60 million to $62 million in quarterly revenues. I think that previously the street models had us getting to that kind of a number and slightly positive on an EPS number by the time about for the March of 2013 quarter. Right now I have no better information than what exists in those models at this point in time.

Operator

(Operator Instructions).

Patrick Wang, Evercore.

Patrick Wang - Evercore Partners - Analyst

Congrats on getting the deal done, you’re taking a big step here. First off quickly on the pre-announcement, I was curious where did you see the biggest surprise with the miss this quarter? You mentioned wire line and service providers, but could you add a little color to that?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

Well the color that I’ll add, because I am not going to go into a lot, because to me the value of adding too much color is when you can also say what is that on a projected go forward basis, not just on the historical what happened basis. Obviously I will know a lot more in three weeks when we have the call than I do right now. What I can tell you is while OTN ramped as we thought it was going to, that both of the other BUs, both Transport and Processor, both missed their numbers by a couple million bucks. It was, from my perspective, pretty widely spread. It wasn’t in one BU and it wasn’t in one geography.

Patrick Wang - Evercore Partners - Analyst

I’m just curious what the nature of the change was to the development milestone that actually triggered the acquisition? Can you talk about that?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

We changed one of the milestones because a) it was was important to us to get Veloce to become part of us-as a team. We did not want to wait longer for some of the other milestones to occur. We didn’t change any of the other milestones. We just added a milestone and then used that as a trigger if you want to create the spin-in a little earlier than would have otherwise have happened.

Paramesh Gopi - Applied Micro Circuits Corporation - President and CEO

Nothing has changed relative to the original conception of delivering a multi-generational product road map for us. Most importantly, in the near-term, one of the big things that we have talked to you about and talked to the Street about was a way to get customers and ecosystem partners early access to a platform. Suffice it to say that, that problem has become so important and has become so intertwined with the delivery of our products that we found it absolutely appropriate given that our customers are demanding a whole bunch of development ecosystem pieces for the teams to become one earlier to make sure that we can at least completely bound execution risk.

Patrick Wang - Evercore Partners - Analyst

You have had two generations of your FPGA boards to your customers, it sounds like there’s just a lot of support there. Can you talk a little bit about what else is going on with X-Gene without giving away too many of your secrets?

Paramesh Gopi - Applied Micro Circuits Corporation - President and CEO

I would love to do it. I actually would like to invite you to experience our call next time. I will stop at that because I think there’s a lot more that has happened and it will become clearer as we walk you through where X-Gene and the platform level strategy that we have put together is leading to. I think you’ll get a lot more color and you’ll get a lot more understanding of why this has become such an important thing relative to fusing these teams together and making sure that Veloce and the Veloce team get to enjoy the potential upside that they will bring along with the other pieces that we’re going to bring to the table here over the next year and a half.

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

Hang on for three weeks and it will all become clearer.

Patrick Wang - Evercore Partners - Analyst

And Bob just lastly, can you quickly go over some of the milestones where you think your share count would go higher over the next year or two? Because I think you said maybe up to 10% dilution on this first round. But can you give us a sense of timing?

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

Well, yes and no. Inside of the $60 million, most of that is time-based. We will pay out the $25 million and then a big piece of what is left will be spread out over three years. Not evenly because people have shares that will become fully vested in one more year and some in two, and some go all the way out for three years. It’ll be spread over that. There is a piece that is related to a specific product milestone. We know that, that product milestone won’t be done in the next 12 months, it will take longer than that. After that, obviously we would like it to be sooner, but the timing of that is not determinable.

There is couple of other milestones that are of the same category where they are significant. Because there are significant, you cannot predict the exact timing of them until you get within say six months of them. Unfortunately that is the nature of the game. When they do happen, or as we get closer, we will be able to tell you guys and alert you. We won’t surprise you and say all of a sudden we met a milestone and here’s a big dilution. You will know about it a couple quarters or so ahead of time, at least, as we get closer to it to where we can predict it.

Operator

Brian Thonn, Kingdom Ridge Capital.

Brian Thonn - Kingdom Ridge Capital - Analyst

I know we have visited, revisited, tried to get you to visit the time line, but maybe in terms of the development, can you talk a little bit about when you talk to either potential customers or software vendors out there, software partners, what the ah-ha is when they get their hands on the FPGA and see what it can do and think about what the future could look like?

Paramesh Gopi - Applied Micro Circuits Corporation - President and CEO

Let me frame it as two things. One is that it is clear to everybody in the general cloud server market that the notion of getting a scalable platform to run Web services, at the very least, how do you do the basic Web services piece with the right power and TCO (Total Cost of Ownership) profile. It is very important. If you really think about why the FPGA platform is important, it lets people essentially run alpha and beta production code on something like this.

If you ask me, it is multiple stages of ah-ha. The first ah-ha was can we ever get anything to run – 32-bit ARM has been around for 10 years. People have played with it, toyed with it, et cetera, et cetera. Has anybody really been managed to take a production level set of code like the LAMP stack and run it, and run some meaningful set of applications to see how this thing will actually be there in a pre-production environment. The ah-ha associated with the fact that there is actually something tangible, hard and fast, with a network connection that I can plug in and say wow, I can run A, B, C, D applications on this at this stage of the game really helps people.

The second thing that really helps people is understand whether the claims that the architecture makes, the claims that we make, the claims that the overall data center folks are looking to get validated, to an extent that is relevant in a production scenario can be substantiated by hardware. The next ah-ha is these guys booted LINUX, great. Now can we run something like a Web server, now can we run something like X, Y, Z application? What do we see relative to the estimated performance before we see the hardware? Can we actually graft production code onto something like this? That is the successive ah-ha moments that people are having as they get their hands on features that we drop to the customers. Did I answer the question?

Brian Thonn - Kingdom Ridge Capital - Analyst

Yes, I just didn’t know if maybe when you show people this, if it is so different that people just struggle with the concept a little bit, or if it is something where people run with it and say I could do X, I could do Y, I could do Z, that I never thought I could do before if I was on, say, an x86 server or UNIX or something.

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

I think there are two more FPGAs coming. In each one of them, I think the value of both of them will be very apparent to people once they’re announced.

Paramesh Gopi - Applied Micro Circuits Corporation - President and CEO

I think to your point, it is like a 50/50, Brian. It is like a bi-modal distribution of folks. There is a set of folks that have always believed that there needs to be an alternate ISA. ARM is the right ISA. They have thought about it, they have envisioned it. We’ve been talking to some of those guys for the last three years. To them it is, great, it is all of the stuff that we thought is getting validated on a click by click basis. Then there are the others who say, there’s no way this could have happened. Their eyes open wide and their mouths drop to say, wow, this thing actually can do what people are claiming that the entire ecosystem could bring to bear. There are two pieces of it.

We are pretty excited because we’re seeing a lot of underpinnings of – to see something like this start to get traction pre-silicon with a bunch of people in the data center world is huge. To us it is a real validation of where we thought we were going to go with this thing, notwithstanding the fact that people have now fundamentally said that the cloud server market with Sea Micro being one piece of it in terms of fabric. It is going to become a really, really important market.

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

I’d also add that as we close in on these FPGA things, they are at the point where they are also – there are groups of customers that now are seeing these, even though they’re not quite finalized, as actually sufficient enough proof points that they have begun to engage with us on lots of other opportunities. Now it is still early, but the fact that they are engaging in us pre-silicon is unusual.

Paramesh Gopi - Applied Micro Circuits Corporation - President and CEO

Especially for mission critical applications.

Operator

Ladies and gentlemen, I am showing no further questions at this time. I would like to turn the call back over to Mr. Gargus for any closing remarks.

Bob Gargus - Applied Micro Circuits Corporation - SVP, CFO

We would like to thank all of you for your participation today. There will be an audio replay of this call available on the investor relations section of our website. You can also access the audio replay of this conference call by calling 888-286-8010 and entering the reservation number 49404759. Please feel free to call me if you have any additional questions. Again, thank you for your participation on the call today. Have a nice evening.

Operator

Ladies and gentlemen, thank you for your participation. You may disconnect. Have a wonderful day.